                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       CABLEVISION SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

NOTICE OF ANNUAL MEETING                                      [CABLEVISION LOGO]
June 5, 2001
AND PROXY STATEMENT

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on June 5, 2001 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company's activities during 2000. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,

[/s/ CHARLES F. DOLAN]
Charles F. Dolan
Chairman

May 7, 2001

  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

       TIME:

          10:00 a.m., Eastern Standard Time

       DATE:

          June 5, 2001

       PLACE:

         Cablevision Systems Corporation
         Corporate Headquarters
         1111 Stewart Avenue
         Bethpage, New York

       PURPOSE:

          - Elect directors

          - Ratify appointment of independent accountants

          - Conduct other business if properly raised

          Only stockholders of record on May 4, 2001 may vote at the meeting.

          YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY TELEPHONE, INTERNET OR MAIL.

         /s/ Robert S. Lemle

             Robert S. Lemle
             Vice Chairman,
             General Counsel and Secretary

             May 7, 2001

Proxy Statement 2001 -- Cablevision

TABLE OF CONTENTS                                 PAGE
------------------------------------------------------

General Information.............................    1
PROPOSAL 1 -- ELECTION OF DIRECTORS.............    2
  Director Compensation.........................    5
  Board Committees..............................    5
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF
  INDEPENDENT ACCOUNTANTS.......................    6
Executive Compensation..........................    7
  Compensation Committee Report.................    7
  Executive Compensation Tables.................   10
Audit Committee Report..........................   13
Stock Performance Graph.........................   14
Our Executive Officers..........................   19
Stock Ownership Table...........................   20
Other Matters...................................   27
Appendix A......................................  A-1

                                             Proxy Statement 2001 -- Cablevision

GENERAL INFORMATION

VOTING RIGHTS

In February 2001, our stockholders approved amendments to the Company's charter to allow the creation of a series of Cablevision stock called Rainbow Media Group tracking stock. On March 29, 2001, the Company made a pro rata distribution of the Rainbow Media Group tracking stock to holders of Cablevision common stock, which was redesignated as Cablevision NY Group common stock. Holders of Cablevision NY Group common stock and Rainbow Media Group tracking stock, as recorded in our stock register on May 4, 2001, may vote at the meeting. On April 1, 2001, there were 132,994,246 shares of Cablevision NY Group Class A common stock, 42,145,986 shares of Cablevision NY Group Class B common stock, 66,497,123 shares of Rainbow Media Group Class A tracking stock and 21,072,993 shares of Rainbow Media Group Class B tracking stock outstanding. Each share of Cablevision NY Group Class A common stock has one vote per share. Each share of Cablevision NY Group Class B common stock has 10 votes per share. Each share of Rainbow Media Group Class A tracking stock has 1/2 of a vote per share. Each share of Rainbow Media Group Class B tracking stock has 5 votes per share. Holders of Cablevision NY Group Class A common stock and Rainbow Media Group Class A tracking stock vote together as a separate class to elect 25% of the Board of Directors and the holders of Cablevision NY Group Class B common stock and Rainbow Media Group Class B tracking stock vote together as a separate class to elect the remaining 75% of the Board of Directors. Our Chairman, Charles F. Dolan, and trusts for the benefit of members of his family, together own Cablevision NY Group and Rainbow Media Group Class B shares having the power to elect the ten Class B directors and to approve Proposal 2.

HOW TO VOTE

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

The Company's Board of Directors is asking for your proxy. If you submit a proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Proposal 2. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company's 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

SOLICITATION

In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a

Proxy Statement 2001 -- Cablevision

later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

CONFIDENTIAL VOTING

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The candidates for election as Class A directors receiving the most votes from holders of Cablevision NY Group Class A common stock and Rainbow Media Group Class A tracking stock will be elected to fill the seats for Class A directors on the Board. The candidates for election as Class B directors receiving the most votes from holders of Cablevision NY Group Class B common stock and Rainbow Media Group Class B tracking stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 1 or Proposal 2. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

THE COMPANY

Cablevision was organized in 1997. Until March 4, 1998, Cablevision was known as CSC Parent Corporation and was a subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation). On that date, we completed a reorganization in which CSC Holdings, Inc. merged into a subsidiary of Cablevision, and Cablevision became the parent holding company of CSC Holdings. In this reorganization, all common shares of CSC Holdings were converted into shares of Cablevision. When we refer to the Company in this proxy statement, we are referring to CSC Holdings, Inc. for periods prior to March 4, 1998, and to Cablevision for periods after that date.

PROPOSAL 1 (ITEM 1 ON PROXY CARD)

ELECTION OF DIRECTORS

The Board has nominated the director candidates named below. Of the fourteen nominees for director, ten are to be elected by the Class B stockholders and four are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors. Each current director was elected by the Stockholders at the last annual meeting except for Mr. Huseby, who was elected by the Board in June 2000.

The Board met ten times last year. On average, Cablevision's directors attended 97% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.
 2

                                             Proxy Statement 2001 -- Cablevision

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

DIRECTORS TO BE ELECTED BY CLASS A STOCKHOLDERS

- CHARLES D. FERRIS, 68, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.
--------------------------------------------------------------------------------

- RICHARD H. HOCHMAN, 55, Director since 1986. Managing Partner of Regent Capital Partners, L.P. since April 1995. Managing Director of PaineWebber Incorporated from 1990 to April 1995. Mr. Hochman is also a director of Evercom, Inc. and R.A.B. Enterprises, Inc.
--------------------------------------------------------------------------------

- VICTOR ORISTANO, 84, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was also the founder of the nation's largest holder of wireless TV frequencies, a company controlled by Alda.
--------------------------------------------------------------------------------

- VINCENT TESE, 58, Director since 1996. Director of the Bear Stearns Companies, Inc. since December 1994. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese also serves on the Board of Directors of Allied Waste Industries, Inc., Bowne and Company, Inc., Lynch Interactive, Mack-Cali Realty Corp., National Wireless Holdings, Inc. and Orion Power Holdings, Inc.

DIRECTORS TO BE ELECTED BY CLASS B STOCKHOLDERS

- CHARLES F. DOLAN, 74, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company's predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- JAMES L. DOLAN, 45, Director since 1991. President of the Company since June 1998 and Chief Executive Officer of the Company since October 1995. Chairman of Madison Square Garden, a subsidiary of the Company, since October 1999. Chief Executive Officer of Rainbow Programming Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- WILLIAM J. BELL, 61, Director since 1985. Vice Chairman of the Company since 1985. Joined the Company's predecessor in 1979.
--------------------------------------------------------------------------------

Proxy Statement 2001 -- Cablevision

- ROBERT S. LEMLE, 48, Director since 1988. Vice Chairman, General Counsel and Secretary of the Company since February 2001. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since October 1999. Executive Vice President, General Counsel and Secretary of the Company from February 1994 to February 2001. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994.
--------------------------------------------------------------------------------

- SHEILA A. MAHONY, 59, Director since 1988. Executive Vice President, Communications, Government and Public Affairs since April 1999. Senior Vice President, Communications and Public Affairs of the Company from June 1995 through April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company's predecessor from 1980 to June 1995.
--------------------------------------------------------------------------------

- THOMAS C. DOLAN, 48, Director since 1998. Senior Vice President and Chief Information Officer of the Company since February 1996. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company's East End Long Island cable system from November 1991 through July 1994. System Manager of the Company's East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.
--------------------------------------------------------------------------------

- PATRICK F. DOLAN, 49, Director since 1991. Vice President of News of the Company since September 1995. News Director of News 12 Long Island, a subsidiary of the Company, since December 1991. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- JOHN TATTA, 81, Director since 1985. Consultant to the Company since January 1992. President of the Company from 1985 through December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company's predecessor from 1973 through 1985. Executive Vice President and director of operations of Manhattan Cable Television during the 1960s and early 1970s.
--------------------------------------------------------------------------------

- DANIEL E. SOMERS, 53, Director since October 1999. President and Chief Executive Officer of AT&T Broadband since December 1999. Senior Executive Vice President and Chief Financial Officer of AT&T from May 1997 through December 1999. Chairman and Chief Executive Officer of Bell Cablemedia, plc, of London for two years. Executive Vice President and Chief Financial Officer of Bell Canada International, Inc. from 1992 through 1995. Prior to joining Bell Canada, Mr. Somers held a number of senior executive, financial and operating management positions with Radio Atlantic Holdings Ltd. and Imasco Ltd. Mr. Somers is also a director of CableLabs, the Chase National Advisory Board and The Lubrizol Corporation.
--------------------------------------------------------------------------------

- MICHAEL P. HUSEBY, 46, Director since June 2000. Executive Vice President and Chief Financial Officer of AT&T Broadband since January 2000. Prior to joining AT&T, Mr. Huseby was a Partner in the professional services firm of Arthur Andersen Worldwide.
--------------------------------------------------------------------------------

                                             Proxy Statement 2001 -- Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Non-employee directors receive a base fee of $30,000 per year; $1,000 per Board and committee meeting attended in person, and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $2,500 annually per committee membership and $5,000 annually per committee chairmanship.

We also pay a portion of director compensation in stock options. Each non-employee director receives options to purchase 30,000 shares of stock (comprised, after March 29, 2001, of 15,000 shares of Cablevision NY Group common stock and 15,000 shares of Rainbow Media Group tracking stock) when first elected to the Board and, if the director remains in office, options to purchase an additional 7,500 shares (comprised, after March 29, 2001, of 3,750 shares of Cablevision NY Group common stock and 3,750 shares of Rainbow Media Group tracking stock) each following year. The exercise price for these options is the closing price of the stock on the date prior to the grant, and they are all vested when granted.

BOARD COMMITTEES

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a Nominating Committee.

THE AUDIT COMMITTEE is responsible for assisting the Board of Directors in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures, in its oversight of the Company's financial statements and the independent audit of those statements, and in its selection, evaluation and retention of outside auditors.

Committee members: Messrs. Oristano (Chairman), Hochman and Tese.

Meetings last year: six

THE COMPENSATION COMMITTEE represents the Board in discharging its responsibilities with respect to the Company's employee stock plans and, in doing so, administers such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, stock options and SARs and the termination of such plans. This committee also determines the appropriate levels of compensation, including salaries, bonuses, stock grants, stock options and SARs and retirement benefits for members of the Company's senior management, subject to the approval of the Board of Directors. A subcommittee of the Compensation Committee has exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company's other most senior employees.

Committee members: Messrs. Hochman (Chairman), Oristano and Tatta.

Meetings last year: four

Subcommittee members: Messrs. Hochman and Oristano

Meetings last year: three

THE EXECUTIVE COMMITTEE has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Bell, Lemle, Hochman and
Tatta.

Meetings last year: three

Proxy Statement 2001 -- Cablevision

OTHER COMMITTEES

In addition to standing committees, the Board of Directors from time-to-time convenes a Special Committee, in accordance with the Company's By-laws, to consider any proposed investment in, or advance to, Charles Dolan, members of his family, trusts for the benefit of his family members, or companies (other than the Company) owned or controlled by any of them. Our stockholders agreement with AT&T Corporation ("AT&T") allows AT&T to appoint two of the four members of the Special Committee.

PROPOSAL 2 (ITEM 2 ON PROXY CARD)

RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has approved KPMG LLP ("KPMG") to audit our financial statements for 2001. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

KPMG LLP INFORMATION

Fees related to services performed by KPMG in 2000 are as follows:

AUDIT FEES

The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $2,075,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

ALL OTHER FEES

The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $23,252,000.

                                             Proxy Statement 2001 -- Cablevision

EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has three members, Richard Hochman, Victor Oristano and John Tatta, none of whom are employees of the Company. John Tatta, the Company's former President, is a consultant to the Company. A subcommittee of the Compensation Committee (the "Senior Officer Compensation Subcommittee"), whose members are Messrs. Hochman and Oristano, has exclusive authority and responsibility for all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan and Long-Term Incentive Plan to the Company's executive officers and other most senior employees.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management's ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

COMPENSATION PHILOSOPHY

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

      - First, the majority of the annual and long-term compensation for the Company's senior executive officers should be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Committee.

      - Second, over time, incentive compensation of the Company's senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

      - Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders' interests.

      - Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We meet with an outside compensation consultant at least annually to evaluate how well the Company's executive compensation program adheres to this philosophy and to
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Proxy Statement 2001 -- Cablevision

evaluate the level and mix of salary, annual bonuses and long-term incentives.

COMPENSATION ELEMENTS

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

BASE SALARIES

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive's experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan, Bell and Lemle set minimum salary levels.

ANNUAL INCENTIVES

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Senior Officer Compensation Subcommittee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. Charles Dolan, William Bell, Robert Lemle and Andrew Rosengard for 2000 reflect the Company's performance in exceeding virtually all of its plans and budgets for the year.

LONG-TERM INCENTIVES

We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. Stock option and SAR awards granted during 2000 to the named executive officers are described in the Option/SAR Grants table below. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. LTIP awards granted during 2000 to the named executive officers are described in the LTIP Awards table below. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and to provide competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, costs, results relative to budget, cash flow, cash flow margin, and growth in the Company's private market value. Charles F. Dolan does not participate in the Employee Stock Plan or the LTIP.

                                             Proxy Statement 2001 -- Cablevision

BENEFITS

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

EVALUATION PROCEDURE

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent compensation consultant has confirmed that compensation paid in 2000 to the named officers is consistent with the Company's compensation philosophy and objectives.

CEO COMPENSATION

Decisions regarding the compensation of the President and Chief Executive Officer, James L. Dolan, are the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. James L. Dolan's base salary for 2000 was $975,000. Mr. Dolan was awarded a bonus for 2000 of $2,000,000, which was significantly greater than his target bonus level. This bonus reflected the Company's performance in exceeding virtually all of its plans and budgets for the year. In evaluating and determining Mr. Dolan's compensation, the Senior Officer Compensation Subcommittee and its compensation consultant compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Index contained in the Stock Price Performance Graph. Based on this review, the Subcommittee determined that the compensation paid to Mr. Dolan for 2000 was appropriate.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation". Our policy is to design the short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Code and to be consistent with providing appropriate compensation to executives. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

                     Members of the Compensation Committee

         Richard H. Hochman         Victor Oristano         John Tatta

Proxy Statement 2001 -- Cablevision

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company's Chief Executive Officer and the four other most highly paid executives. The stock option information in the tables includes options for Cablevision NY Group Class A common stock outstanding as of December 31, 2000 and does not give effect to adjustments to those options as a result of the distribution of Rainbow Media Group Class A tracking stock on March 29, 2001. See the Compensation Committee report beginning on page 7 for an explanation of our compensation philosophy.

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term
                                                    Annual Compensation     Compensation Awards
                                                   ---------------------------------------------
                                                                           Securities Underlying       All Other
Name/ Principal Position                    Year   Salary($)   Bonus($)       Options/SARs(#)      Compensation($)(1)
---------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                            2000    950,000    2,000,000                0                345,743
  Chairman & Director                       1999    900,000    2,000,000                0                388,721
                                            1998    900,000    1,160,000                0                473,229
 .....................................................................................................................
James L. Dolan                              2000    975,000    2,000,000                0                190,201
  President, Chief Executive Officer &
     Director                               1999    950,000    2,000,000                0              4,463,681
                                            1998    900,000    2,500,000          160,000                137,682
 .....................................................................................................................
William J. Bell                             2000    840,000    1,500,000                0                133,244
  Vice Chairman & Director                  1999    770,000    1,400,000                0              2,263,128
                                            1998    700,000    1,900,000                0                119,611
 .....................................................................................................................
Robert S. Lemle                             2000    725,000    1,200,000          130,000                 70,168
  Vice Chairman, General Counsel,           1999    625,000      875,000                0              1,825,380
  Secretary & Director                      1998    525,000    1,000,000                0                 60,539
 .....................................................................................................................
Andrew B. Rosengard                         2000    675,000    1,000,000                0              1,364,346
  Executive Vice President, Finance &       1999    575,000      900,000                0                181,565
  Controller                                1998    450,000      900,000                0                147,875

(1) For 2000, represents the sum of (i) for each individual, $3,400 contributed on behalf of such individual under the Company's Cash Balance Pension Plan (the "Pension Plan"), (ii) for each individual, $30,000 credited to such individual (other than Mr. James Dolan and Mr. Rosengard) on the books of the Company pursuant to the defined contribution portion of the Company's Supplemental Benefit Plan (the "Supplemental Plan"), (iii) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan:
    Mr. Charles Dolan $5,100, Mr. James Dolan $4,250, Mr. Bell $4,250, Mr. Lemle $3,906 and Mr. Rosengard $3,798, (iv) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276, Mr. James Dolan $37,705, Mr. Bell $82,037, Mr. Lemle $20,268 and
    Mr. Rosengard $9,305, (v) for Mr. Charles Dolan, Mr. James Dolan, Mr. Bell and Mr. Lemle: $176,967, $144,846, $13,557 and $12,594, respectively, representing the value of personal use of the Company's aircraft, determined in accordance with the Standard Industry Fare Level as promulgated by the Internal Revenue Service, (vi) for Mr. Rosengard, $1,151,260 representing the payout of a Long Term Incentive Plan award and (vii) in the case of Mr. Rosengard, amounts allocated in respect of a deferred compensation plan, including an initial amount of $500,000 in 1997 plus an annual amount equal to 20% of base salary, together with attributable interest thereon, aggregating $131,370, $165,060 and $196,583 in 1998, 1999 and 2000,
    respectively.

                                             Proxy Statement 2001 -- Cablevision

OPTION/SAR GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realizable Value at
                                                                                                   Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                                                 Individual Grants                                    Option/SAR Term(2)
                       -------------------------------------------------------------------------------------------------------
                                         % of Total
                                       Options/SARs
                                         Granted to
                                       Employees in   Exercise or   Market Price
                         Option/SARs    Fiscal Year    Base Price     on Date of   Expiration
Name                   Granted(#)(1)           2000     ($/Share)      Grants($)         Date           5%($)           10%($)
------------------------------------------------------------------------------------------------------------------------------
Robert S. Lemle           130,000           1.7%         76.69         76.69        12/04/10      6,269,686       15,888,616

(1) Options and SARs granted on December 4, 2000, under the Employee Stock Plan. Such options and SARs become exercisable in annual installments of 33.33% per year, beginning on December 4, 2001 and on each of the first two anniversaries of that date. Vesting of options and SARs may be accelerated upon a change of control of the Company (see "Employee Contracts and Severance and Change-In-Control Arrangements" below).

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------------------------
                                                                                                         Value of
                                                                   Number of Securities          Unexercised In-the-Money
                                                                  Underlying Unexercised              Options/SARs at
                                                                Options/SARs at 12/31/00(#)             12/31/00($)
                             Shares Acquired       Value       -------------------------------------------------------------
Name                        on Exercise(#)(1)   Realized($)    Exercisable     Unexercisable   Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                      --                --            --               --               --              --
 ............................................................................................................................
James L. Dolan                        --                --       332,666          213,334       18,369,504       5,843,372
 ............................................................................................................................
William J. Bell                  266,668        16,283,620        66,667          133,333        1,162,506       2,324,994
 ............................................................................................................................
Robert S. Lemle                  277,000        17,558,500       305,200          230,000       20,729,625       2,816,250
 ............................................................................................................................
Andrew B. Rosengard               59,998         4,181,299(2)     50,000          100,000          871,875       1,743,750

(1) Exercise of stock options and SARs granted under the Company's 1985 Employee Stock Plan and the Company's Employee Stock Plan.

(2) Including a cash payment of $307,082 representing a bonus related to stock price improvement.

Proxy Statement 2001 -- Cablevision

LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                              Number of         Performance              Estimated Future Payouts
                                               Shares,        or Other Period           Non-Stock Price-Based Plans
                                              Units or        until Maturation   -----------------------------------------
Name                                       Other Rights(#)       or Payout       Threshold($)    Target($)(1)   Maximum($)
--------------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                                  --                     --           --                 --         --
 ..........................................................................................................................
James L. Dolan                                   N/A             48-84 mos.           --          3,000,000         --
 ..........................................................................................................................
William J. Bell                                  N/A             48-84 mos.           --          3,000,000         --
 ..........................................................................................................................
Robert S. Lemle                                  N/A             48-84 mos.           --          3,000,000         --
 ..........................................................................................................................
Andrew B. Rosengard                              N/A             48-84 mos.           --          3,000,000         --

(1) Performance retention awards granted under the Company's Long-Term Incentive Plan, in the amounts indicated. The indicated amounts are payable in full upon the fulfillment of the vesting period and the attainment of specified performance objectives.

DEFINED BENEFIT PENSION PLAN

The Company's Nonqualified Supplemental Benefit Plan provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by CSSC, L.L.C. successor to Cablevision Systems Services Corporation ("CSSC"). CSSC, which is wholly-owned by Charles Dolan and Helen Dolan, provided management services to Cablevision Company (the Company's predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Code (the maximum in 2000 is $135,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Mr. Charles Dolan, $227,627; Mr. James

                                             Proxy Statement 2001 -- Cablevision

Dolan, $0; Mr. Bell, $109,474; Mr. Lemle, $119,396 and Mr. Rosengard, $0.

REPORT OF AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 27, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                         Members of the Audit Committee

        Richard H. Hochman         Victor Oristano         Vincent Tese

Proxy Statement 2001 -- Cablevision

STOCK PERFORMANCE GRAPH

The chart below compares the performance of the Company's Cablevision NY Group Class A common stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A common stock prices from December 31, 1995 through December 31, 2000. As required by the Securities and Exchange Commission ("SEC"), the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Adelphia Communications Corporation, Charter Communications, Inc., Comcast Corporation, Cox Communications, Inc., Insight Communications Inc. and Mediacom Communications Corp. The chart assumes $100 was invested on December 31, 1995 in each of the Company's Cablevision NY Group Class A common stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
                      FOR CABLEVISION SYSTEMS CORPORATION,
                       RUSSELL 3000 INDEX AND PEER GROUP

                               [COMPARISON GRAPH]

CABLEVISION SYSTEMS
CORPORATION              100        56       177       370       557       626
RUSSELL 3000 INDEX       100       119       154       189       225       206
PEER GROUP               100       109       193       350       568       488

                                             Proxy Statement 2001 -- Cablevision

EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Charles Dolan has an employment agreement with the Company, which expired in January 2001, and was automatically renewed until January 2002. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan's estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year's base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

Under the applicable award agreements, the vesting of the bonus award shares, stock options and SARs granted to employees, including Messrs. James Dolan, Bell and Lemle, under the Company's Employee Stock Plan and its predecessor plans, may be accelerated, in certain circumstances, upon a "change of control" of the Company. A "change of control" is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company's cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, stock options and SARs may be converted into either a right to receive an amount of cash based upon the highest price per share of Common Stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company, may receive a benefit in an amount determined by the Company.

In March 1998, the Company entered into employment agreements with each of Messrs. Bell and Lemle, which agreements replaced previous employment agreements. The agreements are each for a three year term that automatically extends for an additional one year period on January 1, 1999, 2000 and 2001, respectively, unless the Company or the executive notifies the other of its election not to extend by the preceding October 31. The agreements currently expire on December 31, 2003. In January 1999, the Company entered into an employment agreement with James Dolan. This agreement is for a three year term that automatically extends for an additional one year period on January 1, 2000 and 2001, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. The agreement currently expires on December 31, 2003. Under their respective agreements, these executives are to receive annual salaries of not less than $950,000 in the case of Mr. James Dolan, $700,000, in the case of Mr. Bell and $525,000 in the case of Mr. Lemle. Each agreement also provides that in the event that the executive leaves the Company involuntarily (other than for cause), following a change of control (as defined

Proxy Statement 2001 -- Cablevision

above), or because such executive's compensation, title or responsibilities are reduced without his consent, such executive shall be entitled to receive (1) a severance payment of not less than the salary due for the remainder of the employment agreement or one year's annual salary (or three times the sum of his annual salary plus his prior year's annual bonus in the event of a change of control), whichever is greater, (2) an annual bonus of not less than 100% of annual salary for Messrs. James Dolan and Bell and 65% of annual salary for Mr. Lemle, pro rated for the months worked during such year, (3) the right to receive payment of all bonus shares and deferred compensation awards, and to exercise all stock option and conjunctive right awards for the remainder of the term of the agreement, or a period of 180 days, if greater, whether or not such awards are due or exercisable at the time, (4) the right to receive payment of all outstanding long-term performance awards, at such time, if any, as such awards shall be earned (as if such employee remained in the continuous employ of the Company through the payment date), (5) three years payment of life insurance premiums and (6) the right to participate in the Company's health plan for retired executives.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the "Supplemental Life Insurance Premium Payment Plan"). Under the Supplemental Life Insurance Premium Payment Plan, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan, Bell and Lemle, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer's policy as in effect immediately prior to the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Oristano, Tatta and Hochman. (See "Report of Compensation Committee.") Mr. Tatta, the former President of CSC Holdings, is currently a consultant to the Company. Mr. Oristano and Mr. Hochman are not employees of the Company.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

On August 23, 1996, the Company entered into an agreement with Northcoast PCS, LLC ("Northcoast") and certain of its affiliates, to form a limited liability company (the "LLC") to participate in the auctions conducted by the Federal Communications Commission ("FCC") for certain licenses to conduct a personal communications service ("PCS") business. The Company has contributed an aggregate of approximately $96.9 million to the LLC (either directly or through a loan to Northcoast) and holds a 49.9% interest in the LLC and certain preferential distribution rights. Northcoast is a Delaware limited liability company controlled by John Dolan. John Dolan is a nephew of Charles F. Dolan and cousin of James L. Dolan.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS WITH OTHER DIRECTORS

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.

                                             Proxy Statement 2001 -- Cablevision

Vincent Tese, a director and a nominee for director, is a director of The Bear Stearns Companies, Inc. Bear Stearns has performed investment-banking services for the Company.

Daniel E. Somers and Michael P. Huseby, each a director and a nominee for director, are officers of AT&T. AT&T holds approximately 28% of the Company's common stock and has certain contractual rights under the Stockholders Agreement, including rights of consultation concerning certain transactions including transfers of stock by Class B stockholders and transfers of assets by the Company. AT&T also owns, or holds ownership interests in, various companies that transact business with the Company on a regular basis.

CONFLICTS OF INTEREST

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities.   Charles Dolan may from time to time be presented with
business opportunities which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems which the company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the "Independent Directors") rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan's interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan's time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2000, substantially all of Mr. Dolan's professional time was devoted to the business of the Company.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

Proxy Statement 2001 -- Cablevision

The Company's by-laws provide that the Company shall make any investment in or advance, other than any investment or advance that constitutes compensation for services rendered to the Company, to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of two non-employee directors and, subject to the provisions of the AT&T Stockholders Agreement, two directors nominated by AT&T.

                                             Proxy Statement 2001 -- Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers are:

Charles F. Dolan........................  Chairman
James L. Dolan..........................  Chief Executive Officer and President
William J. Bell.........................  Vice Chairman
Robert S. Lemle.........................  Vice Chairman, General Counsel and
                                          Secretary
Andrew B. Rosengard.....................  Executive Vice President, Finance and
                                          Controller
Sheila A. Mahony........................  Executive Vice President,
                                          Communications, Government and Public
                                          Affairs
Margaret Albergo........................  Executive Vice President, Planning and
                                          Operations
Thomas C. Dolan.........................  Senior Vice President and Chief
                                          Information Officer

Biographies of Messrs. Charles Dolan, James Dolan, Thomas Dolan, Bell, Lemle and Ms. Mahony are on pages 3 and 4 of this proxy statement. Biographies for Mr. Rosengard and Ms. Albergo are below.

- ANDREW B. ROSENGARD, 43, Executive Vice President, Finance and Controller of the Company since April 1999. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Programming Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

- MARGARET ALBERGO, 47, Executive Vice President, Planning and Operations since April 1999. Senior Vice President, Planning and Performance of the Company from October 1996 to April 1999. Senior Vice President, Operations of Rainbow Programming Holdings, Inc., a subsidiary of the Company from August 1995 to October 1996. Vice President, Corporate Development of Rainbow Programming Holdings, Inc. from 1993 to August 1995. Director of Operations and Administration of News 12 Long Island from 1991 to 1993.

Proxy Statement 2001 -- Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock ("CNYG Class A Stock"), Cablevision NY Group Class B common stock ("CNYG Class B Stock"), Rainbow Media Group Class A tracking stock ("RMG Class A Stock") and Rainbow Media Group Class B tracking stock ("RMG Class B Stock") owned of record and beneficially as of April 1, 2001 by each director and each executive officer of the Company named in the summary compensation table.

The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class.

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Charles F. Dolan(3)(4)(5)                      CNYG Class A Stock      787,601        *          41.4%
1111 Stewart Avenue                            CNYG Class B Stock   22,853,274     54.2%
Bethpage, NY 11714                             RMG Class A Stock       393,800        *
                                               RMG Class B Stock    11,426,637     54.2%
 ..........................................................................................................
Helen A. Dolan(3)(4)(5)                        CNYG Class A Stock      774,555       --           6.8%
1111 Stewart Avenue                            CNYG Class B Stock    3,726,312      8.8%
Bethpage, NY 11714                             RMG Class A Stock       387,277       --
                                               RMG Class B Stock     1,863,156      8.8%
 ..........................................................................................................
Charles F. Dolan 1994 Family Trust(5)          CNYG Class A Stock           --       --           6.7%
340 Crossways Park Dr                          CNYG Class B Stock    3,726,312      8.8%
Woodbury, NY 11797                             RMG Class A Stock            --       --
                                               RMG Class B Stock     1,863,156      8.8%
 ..........................................................................................................
Gabelli Funds, Inc.(6)                         CNYG Class A Stock    8,828,650      6.6%          1.6%
GAMCO Investors, Inc.(6)                       CNYG Class B Stock           --       --
One Corporate Center                           RMG Class A Stock     4,414,325      6.6%
Rye, NY 10580                                  RMG Class B Stock            --       --
 ..........................................................................................................
AT&T Corporation(7)                            CNYG Class A Stock   49,982,572     37.6%          9.0%
32 Avenue of the Americas                      CNYG Class B Stock           --       --
New York, NY 10013                             RMG Class A Stock    24,991,286     37.6%
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Capital Group International, Inc.(8)           CNYG Class A Stock    7,275,190      5.5%          1.3%
11100 Santa Monica Blvd                        CNYG Class B Stock           --       --
Los Angeles, CA 90025                          RMG Class A Stock     3,637,595      5.5%
                                               RMG Class B Stock            --       --
 ..........................................................................................................

                                             Proxy Statement 2001 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
James L. Dolan(11)(13)(21)                     CNYG Class A Stock      237,000        *           2.4%
                                               CNYG Class B Stock    1,326,464      3.1%
                                               RMG Class A Stock       118,500        *
                                               RMG Class B Stock       663,232      3.1%
 ..........................................................................................................
William J. Bell(11)                            CNYG Class A Stock      117,862        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        58,631        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Robert S. Lemle(9)(11)                         CNYG Class A Stock      341,483        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock       170,741        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Andrew B. Rosengard(11)                        CNYG Class A Stock       60,275        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        30,137        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Sheila A. Mahony(11)                           CNYG Class A Stock       35,585        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        17,792        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Thomas C. Dolan(11)(15)(20)                    CNYG Class A Stock       60,267        *           2.2%
                                               CNYG Class B Stock    1,212,464      2.9%
                                               RMG Class A Stock        30,133        *
                                               RMG Class B Stock       606,232      2.9%
 ..........................................................................................................
Patrick F. Dolan(11)(14)(19)                   CNYG Class A Stock       58,667        *           2.2%
                                               CNYG Class B Stock    1,215,140      2.9%
                                               RMG Class A Stock        29,333        *
                                               RMG Class B Stock       607,570      2.9%
 ..........................................................................................................
John Tatta(10)(12)                             CNYG Class A Stock       72,400        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        36,200        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Charles D. Ferris(12)                          CNYG Class A Stock       50,000        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        25,000        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................

Proxy Statement 2001 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Richard H. Hochman(12)                         CNYG Class A Stock       54,376        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        27,188        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Victor Oristano(12)                            CNYG Class A Stock       16,000        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock         8,000        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Vincent Tese(12)                               CNYG Class A Stock       24,000        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        12,000        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Daniel E. Somers(7)(12)                        CNYG Class A Stock       25,000        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        12,500        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
Michael P. Huseby(7)(12)                       CNYG Class A Stock       20,000        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        10,000        *
                                               RMG Class B Stock            --       --
 ..........................................................................................................
All executive officers and directors as a
group                                          CNYG Class A Stock    2,052,327      1.5%         48.4%
(16
persons)(3)(4)(5)(9)(10)(11)(12)(13)(14)(15)   CNYG Class B Stock   26,607,342     63.1%
(19)(20)(21)(22)(23)(24)(25)                   RMG Class A Stock     1,026,158      1.5%
                                               RMG Class B Stock    13,303,671     63.1%
 ..........................................................................................................
Paul J. Dolan                                  CNYG Class A Stock       14,000        *          13.5%
(16)(21)(22)(23)(24)(25)(27)                   CNYG Class B Stock    7,479,208     17.7%
100 Corporate Place                            RMG Class A Stock         7,000        *
Suite 150                                      RMG Class B Stock     3,739,604     17.7%
Chardon, OH 44024
 ..........................................................................................................
Kathleen M. Dolan                              CNYG Class A Stock    1,174,808        *          11.5%
(16)(22)(23)(24)(25)(26)(27)                   CNYG Class B Stock    6,266,744     14.9%
1111 Stewart Avenue                            RMG Class A Stock       587,404        *
Bethpage, NY 11714                             RMG Class B Stock     3,133,372     14.9%
 ..........................................................................................................

                                             Proxy Statement 2001 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Mary S. Dolan(17)(19)                          CNYG Class A Stock       12,500        *           4.3%
300 So. Riverside Plaza Suite 1480             CNYG Class B Stock    2,389,604      5.7%
Chicago, IL 60606                              RMG Class A Stock         6,250        *
                                               RMG Class B Stock     1,194,802      5.7%
 ..........................................................................................................
Deborah A. Dolan-Sweeney
(17)(22)(23)(24)(25)(26)(27)                   CNYG Class A Stock    1,174,808        *          11.5%
1111 Stewart Avenue                            CNYG Class B Stock    6,266,744     14.9%
Bethpage, NY 11714                             RMG Class A Stock       587,404        *
                                               RMG Class B Stock     3,133,372     14.9%
 ..........................................................................................................
Matthew J. Dolan(18)(20)                       CNYG Class A Stock        4,600        *           4.3%
231 Main Street                                CNYG Class B Stock    2,389,604      5.7%
Court House Annex                              RMG Class A Stock         2,300        *
Chardon, OH 44024                              RMG Class B Stock     1,194,802      5.7%
 ..........................................................................................................
Marianne Dolan Weber                           CNYG Class A Stock    1,174,808        *          11.4%
(18)(22)(23)(24)(25)(26)(27)                   CNYG Class B Stock    6,231,420     14.8%
1111 Stewart Avenue                            RMG Class A Stock       587,404        *
Bethpage, NY 11714                             RMG Class B Stock     3,115,710     14.8%
 ..........................................................................................................
Dolan Family LLC(27)                           CNYG Class A Stock           --        *           9.0%
c/o William A. Frewin, Jr.                     CNYG Class B Stock    5,000,000     11.9%
340 Crossways Park Drive                       RMG Class A Stock            --        *
Woodbury, NY 11797                             RMG Class B Stock     2,500,000     11.9%
 ..........................................................................................................
John MacPherson(28)                            CNYG Class A Stock      166,100        *          12.4%
21 Old Town Lane                               CNYG Class B Stock    6,880,296     16.3%
Halesite, NY 10019                             RMG Class A Stock        83,050        *
                                               RMG Class B Stock     3,440,148     16.3%
 ..........................................................................................................
Lawrence Dolan(5)                              CNYG Class A Stock           --       --           6.7%
100 Corporate Place                            CNYG Class B Stock    3,726,312      8.8%
Suite 150                                      RMG Class A Stock            --       --
Chardon, OH 44024                              RMG Class B Stock     1,863,156      8.8%
 ..........................................................................................................

   * Less than 1%

(1) Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock and RMG Class A Stock, respectively, is exclusive of the shares of CNYG Class A Stock and RMG Class A Stock, respectively, that are issuable upon conversion of shares of CNYG Class B Stock and RMG Class B Stock, respectively.

 (2) CNYG Class B Stock and RMG Class B Stock are convertible into CNYG Class A Stock and RMG Class A Stock, respectively, at the option of the holder on a share for share basis. Each share of CNYG Class A

Proxy Statement 2001 -- Cablevision

     Stock has one vote per share at a meeting of stockholders of the Company and each share of CNYG Class B Stock has 10 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Each share of RMG Class A Stock has 1/2 of a vote per share at a meeting of stockholders of the Company and each share of RMG Class B Stock has 5 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Holders of CNYG Class A Stock and RMG Class A Stock vote together as a separate class to elect 25% of the Board of Directors and the holders of CNYG Class B Stock and RMG Class B Stock vote together as a separate class to elect the remaining 75% of the Board of Directors.

 (3) Includes 774,555 shares of CNYG Class A Stock and 387,277 shares of RMG Class A Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles F. Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof.

 (4) Does not include an aggregate of 19,138,712 shares of CNYG Class B Stock and an aggregate of 9,569,356 shares of RMG Class B Stock and 150,000 shares of CNYG Class A Stock and 75,000 shares of RMG Class A Stock held directly or indirectly by trusts for the benefit of Dolan family interests (the "Dolan Family Trusts"). Mr. Dolan and his wife disclaim beneficial ownership of the shares owned by the Dolan Family Trusts, in that they have neither voting nor investment power with respect to such shares.

 (5) Includes 3,726,312 shares of CNYG Class B Stock and 1,863,156 shares of RMG Class B Stock owned by the Charles F. Dolan 1994 Family Trust (the "Trust"). The Trust was established on December 31, 1994 by Charles F. Dolan. Mr. Dolan disclaims beneficial ownership of the stock owned by the Trust for the benefit of his wife and descendants, in that he has neither voting nor investment power with respect to such shares. The co-trustees of the Trust are Helen A. Dolan and Lawrence Dolan.

 (6) The Company has been informed that certain operating subsidiaries of Gabelli Funds, Inc. beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of December 15, 1999, an aggregate of 8,828,650 shares of CNYG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended and a wholly-owned subsidiary of Gabelli Asset Management, Inc., held sole dispositive power over 6,372,087 of such shares and sole voting power over 6,245,087 of such shares. On March 29, 2001, 4,414,325 shares of RMG Class A Stock were distributed to Gabelli Funds, Inc.

 (7) The Company has been informed that AT&T beneficially owned an aggregate of 48,942,172 shares of CNYG Class A Stock. AT&T or its subsidiaries have sole voting and investment power with respect to such shares. Also includes 1,040,400 shares held directly by Liberty Media Corporation, a wholly owned subsidiary of AT&T, as to which AT&T disclaims beneficial ownership. AT&T is a party to a Stockholders Agreement with the Company and holders of Class B Common Stock, which agreement, among other things, requires the Class B Stockholders to vote to elect for director, up to two persons nominated by AT&T, and requires AT&T to vote its shares of Class A Common Stock in proportion to the vote of the other, non-affiliated Class A Stockholders, on certain matters. Mr. Daniel E. Somers and Mr. Michael P. Huseby, Directors of the Company, are officers of AT&T. Each of Messrs. Somers and Huseby disclaims any beneficial ownership interest in these shares. On March 29, 2001, the Company distributed 24,471,086 shares of RMG Class A Stock to AT&T. Also includes 520,200 shares of RMG Class A Stock distributed to Liberty Media Corporation.

 (8) The Company has been informed that certain operating subsidiaries of Capital Group International, Inc. ("CGI"), exercised investment discretion over various institutional accounts, which held as of December 29, 2000, 7,275,190 shares of CNYG Class A Stock. CGI does not have investment power or voting power over any of the securities reported herein; however, CGI may be deemed to beneficially own such securities under the Securities Exchange Act of 1934. On March 29, 2001, 3,637,595 shares of RMG Class A Stock were distributed to CGI.

 (9) Includes 10,000 shares of CNYG Class A Stock and 5,000 shares of RMG Class A Stock owned by a family partnership of which Mr. Lemle is the general partner. Also includes 65 shares of CNYG Class A Stock and 32 shares of RMG Class A Stock owned by minor children. Also includes 15,000 shares of CNYG Class A Stock and 7,500 shares of RMG Class A Stock owned by the Estate of Marc Lustgarten for which Robert S.
 24

                                             Proxy Statement 2001 -- Cablevision

     Lemle serves as co-executor and, in such capacity, shares the power to vote and dispose of such shares and 60,000 shares of CNYG Class A Stock and 30,000 shares of RMG Class A Stock issuable upon the exercise of options granted to Marc Lustgarten pursuant to the Company's Employee Stock Plan which, on April 1, 2001 were unexercised but were exercisable within a period of 60 days from that date, owned by the Estate of Marc Lustgarten for which Robert S. Lemle serves as co-executor and, in such capacity, will share the power to vote and dispose of such shares, when issued.

(10) Includes 28,600 shares of CNYG Class A Stock and 14,300 shares of RMG Class A Stock held by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the "JTCRT"). The JTCRT was established on December 16, 1998 by John Tatta for charitable purposes. Mr. Tatta disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Includes 14,474 shares of CNYG Class A Stock and 7,237 shares of RMG Class A Stock of which 6,814 shares of CNYG Class A Stock and 3,407 shares of RMG Class A Stock are held by the Anne Tatta Grantor Retained Annuity Trust UTA June 21, 1999 and 7,660 shares of CNYG Class A Stock and 3,830 shares of RMG Class A Stock are held by the Anne Tatta Grantor Retained Annuity Trust UTA April 20, 2000 ("Anne Tatta GRATs"). The Anne Tatta GRATs are each a New York trust for the benefit of Tatta family interests of which Stephen
     A. Carb, Esq. is trustee. Does not include 80,000 shares of CNYG Class A Stock of CNYG Class A Stock and 40,000 shares of RMG Class A Stock held by the Tatta Family Group L.P. The Tatta Family Group L.P. is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was President of CSC Holdings from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.). Also includes 19,326 shares of CNYG Class A Stock and 9,663 shares of RMG Class A Stock owned directly by his wife, Anne Tatta

(11) Includes shares of CNYG Class A Stock and RMG Class A Stock issuable upon the exercise of options granted pursuant to the Company's Employee Stock Plan, which on April 1, 2001 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock and RMG Class A Stock, respectively, for the following individuals: Mr. James Dolan 233,000 and 116,500; Mr. Bell 66,667 and 33,333; Mr. Lemle 177,600 and 88,800; Mr. Rosengard 50,000
     and 25,000; Ms. Mahony 30,000 and 15,000; Mr. Patrick Dolan 51,067 and 25,533; Mr. Thomas Dolan 56,267 and 28,133; all executive officers and directors as a group 746,769 and 373,383.

(12) Includes shares of CNYG Class A Stock and RMG Class A Stock issuable upon the exercise of options granted pursuant to the Company's Stock Option Plan for Non-Employee Directors, which on April 1, 2001 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock and RMG Class A Stock, respectively, for the following individuals: Mr. Tatta 10,000 and 5,000; Mr. Ferris 46,000 and 23,000; Mr. Hochman 46,000 and 23,000; Mr.
     Oristano 16,000 and 8,000; Mr. Tese 24,000 and 12,000; Mr. Somers 25,000
     and 12,500, and Mr. Huseby 20,000 and 10,000.

(13) Includes 114,000 shares of CNYG Class B Stock and 57,000 shares of RMG Class A Stock owned by trusts for minor children as to which James L. Dolan disclaims beneficial ownership. Also includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by a family trust of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnote (21).

(14) Includes 38,000 shares of CNYG Class B Stock and 19,000 shares of RMG Class A Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by a family trust of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnote (19).

(15) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by a family trust of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnote
     (20).

(16) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen M. Dolan and Paul J. Dolan.

Proxy Statement 2001 -- Cablevision

(17) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan-Sweeney and Mary Dolan.

(18) Includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by the DC Marianne Trust, the co-trustees of which are Marianne Dolan Weber and Matthew Dolan.

(19) Includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by the DC Patrick Trust, the co-trustees of which are Patrick F. Dolan and Mary Dolan.

(20) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Thomas Trust, the co-trustees of which are Thomas C. Dolan and Matthew Dolan.

(21) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC James Trust, the co-trustees of which are James L. Dolan and Paul J. Dolan.

(22) Includes 23,500 shares of CNYG Class B Stock and 11,750 shares of RMG Class B Stock held by the Dolan Descendants Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(23) Includes 12,000 shares of CNYG Class B Stock and 6,000 shares of RMG Class B Stock held by the Dolan Progeny Trust, the co-trustees of which are Paul
     J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah
     Dolan-Sweeney.

(24) Includes 16,500 shares of CNYG Class B Stock and 8,250 shares of RMG Class B Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(25) Includes 2,280 shares of CNYG Class B Stock and 1,140 shares of RMG Class B Stock held by the Dolan Spouse Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(26) Includes 1,170,808 shares of CNYG Class A Stock and 585,404 shares of RMG Class A Stock owned by the Dolan Children's Foundation, a New York not-for-profit corporation, the sole members of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. None of the members has an economic interest in such shares, but each member shares the ultimate power to vote and dispose of such shares.

(27) Includes 5,000,000 shares of CNYG Class B Stock and 2,500,000 shares of RMG Class B Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Paul J. Dolan, Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. Each of the co-trustees shares the ultimate power to vote and dispose of such shares.

(28) Includes an aggregate of 6,880,296 shares of CNYG Class B Stock and 3,440,148 shares of RMG Class B Stock and an aggregate of 150,000 shares of CNYG Class A Stock and 75,000 shares of RMG Class A Stock each held by various trusts for the benefit of family members of Charles F. Dolan's family for which Mr. John MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B Common Stock to a holder other than Charles Dolan or Dolan family interests, the Class B Common Stock will be converted on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B Common Stock vote together as a class, and to elect up to 75% of the Company's Board of Directors.

Registration Rights.   The Company has granted to each of Charles Dolan, certain
Dolan family interests and the Dolan Family Foundation the right to require the Com-

                                             Proxy Statement 2001 -- Cablevision

pany to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A Common Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the Company has granted such parties "piggyback" rights pursuant to which they may require the Company to register their holdings of Class A Common Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A Common Stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted "piggy back" registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

Pursuant to the Stockholders Agreement, dated as of March 4, 1998, among the Company, AT&T and certain holders of Class B Common Stock, the Company granted to AT&T certain registration rights with respect to shares of Cablevision NY Group Class A Common Stock held by AT&T or certain of its affiliates. AT&T is permitted to request that the Company file a registration statement registering not less than 2,000,000 shares, on a demand basis, not more than once each year. In addition, AT&T was granted "piggyback" registration rights on any registration of at least $100,000,000 of shares of Cablevision NY Group Class A Common Stock (based on the market value thereof on the date of filing) by the Company, subject to certain limitations.

The demand and "piggyback" registration rights described above are subject to certain limitations, which are intended to prevent undue interference with the Company's ability to distribute securities.

OTHER MATTERS

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to regulations promulgated by the SEC, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, each person who, at any time during its fiscal year ended December 31, 2000, was a director, officer or beneficial owner of more than ten percent of the Company's Class A Common Stock that failed to file on a timely basis any such reports. Based on such review, the Company is aware of no such failure other than a report on Form 5 filed by Margaret Albergo in February 2001 with respect to the purchase of the Company's Class A Common Stock in June 2000.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

If you want to submit a proposal for possible inclusion in the Company's 2002 Proxy Statement, we must receive it by January 17, 2002.

Proxy Statement 2001 -- Cablevision

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the meeting other than these discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under the Company's by-laws, in order to bring a proposal before the annual meeting, a stockholder must give us notice of the proposal not less than sixty days, and not more than ninety days before the date of the meeting. If, however, less than seventy days prior notice of the meeting date is given to stockholders, stockholders may notify us of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 17, 2001, to provide us with notice of a matter to be brought before the annual meeting.

ANNUAL REPORT AND FORM 10-K

Our annual report for our 2000 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

By order of the Board of Directors,

/s/ Robert S. Lemle

Robert S. Lemle
Vice Chairman,
General Counsel and Secretary

Bethpage, New York
May 7, 2001

                                             Proxy Statement 2001 -- Cablevision

                                                                      Appendix A

                        CABLEVISION SYSTEMS CORPORATION

                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

    Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

    1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

    2. in its oversight of the Company's financial statements and the independent audit thereof;

    3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement); and

    4. in evaluating the independence of the outside auditors.

    The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, and reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board

Proxy Statement 2001 -- Cablevision

of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the
    Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to the financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements, quarterly financial statements, and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the vice-president of internal audit and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

    1. with respect to the outside auditor,

        (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

        (ii) to review the fees charged by the outside auditors for audit and non-audit services;

        (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact

                                             Proxy Statement 2001 -- Cablevision

the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

        (iv) to maintain the direct reporting relationship of the vice-president internal audit to the Audit Committee; and

        (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee; and

        (vi) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors;

    2. with respect to the internal auditing department,

        (i) to review the appointment and replacement of the vice-president, internal audit; and

        (ii) to advise the vice-president, internal audit that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto;

        (iii) to review the scope and plan of the internal audit department;

    3. with respect to financial reporting principles and policies and internal audit controls and procedures,

        (i) to advise management, the internal audit department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

        (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

              - deficiencies noted in the audit in the design or operation of internal controls;

              - consideration of fraud in a financial statement audit;

              - detection of illegal acts;

              - the outside auditor's responsibility under generally accepted auditing standards;

              - significant accounting policies;

              - management judgments and accounting estimates;

              - adjustments arising from the audit;

              - the responsibility of the outside auditor for other information in documents containing audited financial statements;

Proxy Statement 2001 -- Cablevision

              - disagreements with management;

              - consultation by management with other accountants;

              - major issues discussed with management prior to retention of the outside auditor;

              - difficulties encountered with management in performing the audit;

              - the outside auditor's judgments about the quality of the entity's accounting principles; and

              - review of interim financial information conducted by the outside auditor;

        (iii) to meet with management, the vice-president, internal audit, and/or the outside auditors:

              - to discuss the scope of the annual audit;

              - to discuss the audited financial statements;

              - to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

              - to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

              - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

              - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

    4. with respect to reporting and recommendations,

        (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

        (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

        (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

CLASS A PROXY

                         CABLEVISION SYSTEMS CORPORATION
                       SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2001

The undersigned hereby appoints WILLIAM J. BELL and ROBERT S. LEMLE and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 5, 2001, at 10:00 o'clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




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
                                                            Please mark   [X]
                                                            your vote as
                                                            indicated in
                                                            this example


Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement



















1. Election of the following nominees as Class A Directors: (01) Charles D. Ferris, (02) Richard H. Hochman, (03) Victor Oristano and (04) Vincent Tese

(Instruction: To withhold authority for any individual nominee, write that nominee's name on the space provided below.)


                                   WITHHOLD AUTHORITY
    FOR                         to vote for all nominees
 all nominees                   listed below (except as
 listed below                   marked to the contrary)
    [ ]                                   [ ]




2. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2001.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

           FOR                   AGAINST                  ABSTAIN
           [ ]                     [ ]                      [ ]


Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.



                                  NO PRINT AREA



Signature:______________________________________________________________________

Date:______________________________

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                          VOTE BY INTERNET OR TELEPHONE
                          Quick *** Easy *** Immediate

           YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS


VOTE BY PROXY CARD:        MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN
                           PROMPTLY IN THE ENVELOPE PROVIDED.


                                       OR

           "IF YOU WISH TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE,
                      PLEASE FOLLOW THE INSTRUCTIONS BELOW"

YOUR INTERNET OR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



*You will be asked to enter your 11 digit Control Number, which is located in the box in the lower right hand corner of this form.

VOTE BY INTERNET:      THE WEB ADDRESS IS: http://www.proxyvoting.com/cvc

VOTE BY PHONE:         CALL TOLL - FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208
                       ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

After entering your Control Number you will hear these instructions.

OPTION 1:  To vote as the Board of Directors recommends on ALL items. press 1.

OPTION 2:  If you choose to vote on each item separately, press 0. You will hear these instructions:

           Item (1) - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. Item (2) - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    When asked, please confirm by Pressing 1.

                              THANK YOU FOR VOTING.

                          THIS AREA MUST BE LEFT BLANK
                         CMSS TO IMPRINT CONTROL NUMBER.


                              Please do NOT return
                                 your proxy card
                              if you are voting by
                             telephone or Internet.

CLASS B PROXY

                         CABLEVISION SYSTEMS CORPORATION

                       SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2001

The undersigned hereby appoints WILLIAM J. BELL, ROBERT S. LEMLE, STUART CHUZMIR and FRANK GOLDEN and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 5, 2001, at 10:00 o'clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


--------------------------------------------------------------------------------
                             - FOLD AND DETACH HERE -

                                                           Please mark
                                                           your votes as
                                                           indicated in
                                                           this example.[x]


1. Election of the following nominees as Class B Directors: Charles F. Dolan, James L. Dolan, William J. Bell, Robert S. Lemle, Sheila A. Mahony, Thomas C. Dolan, Patrick F. Dolan, John Tatta, Michael P. Huseby and Daniel E. Somers. (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

             FOR                                       WITHHOLD
          all nominees                                AUTHORITY
          listed below                               to vote for
           except as                                nominees listed
          marked to the                                 below
          contrary below)                               [ ]
               [ ]


2. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2001.

                FOR              AGAINST       ABSTAIN
                [ ]                [ ]           [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




                     PLEASE DATE, SIGN AND RETURN PROMPTLY



Signature(s)______________________________________________Date_________________
Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

--------------------------------------------------------------------------------
                              - FOLD AND DETACH HERE -